SCHEDULE 14A
                                 (RULE 14A-101)

                                  SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement               [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Under Rule 14a-12


                          THE CHALONE WINE GROUP, LTD.
                ________________________________________________
                (Name of Registrant as Specified in Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]     No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 _______________________________________________________________

             (2) Aggregate number of securities to which transaction applies:

                 _______________________________________________________________

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 _______________________________________________________________

             (4) Proposed maximum aggregate value of the transaction:

                 _______________________________________________________________

             (5) Total fee paid:

                 _______________________________________________________________

     [ ]     Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the off-setting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)      Amount previously paid:

                 _______________________________________________________________

             (2)      Form, Schedule or Registration Statement No.:

                 _______________________________________________________________

             (3)      Filing Party:

                 _______________________________________________________________

             (4)      Date Filed:

                 _______________________________________________________________

                                 APRIL 18, 2003


                     ======================================
                                     CHALONE

                                   WINE GROUP
                     ======================================


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                          THE CHALONE WINE GROUP, LTD.

                           TO BE HELD ON MAY 29, 2003

TO ALL SHAREHOLDERS:

         It is with great pleasure that we invite you to the Annual Meeting of Shareholders of The Chalone Wine Group, Ltd., which will be held at 2:00 p.m., Pacific Time, on Thursday, May 29, 2003 at the Company's executive offices, 621 Airpark Road, Napa, California, for the following purposes:

         1.       Election of directors for the ensuing year.

         2. Ratification of the appointment of Moss-Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

         3.       Approval of the 2003 Employee Stock Purchase Plan.

         4. Consideration and action on any other matter properly brought before the meeting. Shareholders of record as of the close of business on April 11, 2003, the record date, are entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

         You are requested to date, complete and sign the enclosed proxy, which is solicited by the Company's Board, and to return it promptly in the envelope provided. Even if you return this proxy, and you later decide to attend the annual meeting, you may vote your shares in person by completing a ballot or proxy at the meeting.

                                             By Order of the Board of Directors,

                                             /s/ CHRISTOPHE SALIN
                                             _____________________
                                             Christophe Salin
                                             Chairman of the Board

Napa, California
April 18, 2003


       YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE,
       DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOU MAY REVOKE
        YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                     ======================================
                                     CHALONE
                                   WINE GROUP
                     ======================================


     Acacia Vineyards * Canoe Ridge Vineyards * Chalone Vineyard * Chateau Duhart-Milon * Dynamite Vineyards Echelon Vineyards * Edna Valley Vineyard *
Jade Mountain Vineyards * Monte Xanic * Moon Mountain Vineyards * Jade Mountain
             Vineyards * Provenance Vineyards * Sagelands Vineyard



                                 PROXY STATEMENT

________________________________________________________________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 29, 2003

________________________________________________________________________________


VOTING PROCEDURES AND INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Chalone Wine Group, Ltd., a California corporation (the "Company"), for use at the 2003 Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at 2:00 p.m., Pacific time, on Thursday, May 29, 2003, at the Company's executive offices, 621 Airpark Road, Napa, California 94558-6272 and any adjournments thereof (the "Meeting").

         Only holders of the Company's common stock (the "Common Stock") of record as of the close of business on April 11, 2003, the record date fixed by the Board, will be entitled to notice of, and to vote at, the Meeting. As of the record date, 12,076,263 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share held of record by them on each proposal submitted to a vote at the Meeting except that, for the election of directors, upon request made prior to the commencement of voting, each shareholder will be accorded cumulative voting rights, under which he or she will be entitled to as many votes as equals the number of shares held, multiplied by the number of directorship positions to be filled (11), all of which may be cast for a single candidate or distributed among any or all candidates in such proportions as each shareholder sees fit. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at the address set forth above at any time before it is exercised, or (ii) voting in person at the Meeting.

________________________________________________________________________________

HOW YOU CAN VOTE

          Shareholders of record can give a proxy to be voted at the Meeting either (i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mail.

          The telephone and Internet voting procedures are designed to authenticate each shareholder's identity, to permit voting and to confirm that such votes are recorded accurately. Any shareholder of record who wishes to vote by telephone or the Internet should refer to the specific instructions set forth on the enclosed proxy card. Shareholders who prefer to vote by mail should return a signed proxy card to the Company before the Meeting.

          Whether voting by telephone, the Internet, or by mail, shareholders may specify whether shares should be voted for all, some, or none of the nominees for director (Proxy Item No. 1); to approve, disapprove, or abstain from the ratification of the Company's independent auditors (Proxy Item No. 2); and to approve the 2003 Employee Stock Purchase Plan (Proxy Item No. 3).

________________________________________________________________________________


         The Company's Secretary, President, and Chairman have been appointed as the persons to receive and vote the proxies at the Meeting. All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board by so marking the proxy in the space provided thereon. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the choice specified. If no choice is specified, the proxy will be voted as follows:

         Proxy Item No. 1. FOR election of management's proposed slate of directors, as set forth herein.

         Proxy Item No. 2. FOR ratification of the appointment of Moss-Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

         Proxy Item No. 3. FOR approval of the 2003 Employee Stock Purchase
Plan.

         The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, including any proposal to adjourn the Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         An Annual Report to Shareholders on Form 10-K, containing financial statements for the year ended December 31, 2002, is being mailed concurrently to all shareholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 23, 2003. All costs of this solicitation will be borne by the Company.

         The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, including broker non-votes, are counted as present for purposes of determining the presence or absence of a quorum for the Meeting.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies. The eleven (11) director-nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Meeting will be elected as directors.

         For all other matters being submitted to shareholders at the Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval.


                              ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

         Management is proposing and supports re-election of all eleven (11) of the nominees named herein.

         At the Meeting, directors will be elected to serve until the 2004 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this proxy statement and has consented to serve as a director if so elected and qualified. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the Board may vote to fix the number of directors at a lesser number, but not less than seven (7), or direct that the shares represented by proxies received by the Company be voted for the election of such person as the Board may recommend in place of the unavailable nominee.

DIRECTOR-NOMINEES

         THOMAS B. SELFRIDGE. Age 59. Mr. Selfridge joined the Company as President on January 1, 1998 and was appointed the Company's Chief Executive Officer as of July 1, 1998. He has been a director of the Company since May 1998 and is a member of the Board's Operating Committee. Mr. Selfridge also is a director of Edna Valley Vineyard. Before joining the Company, Mr. Selfridge was Vice President-Marketing and Production of Kendall-Jackson Winery, Ltd. and prior to that, served as President of Beaulieu Vineyard.

         MARK A. HOJEL. Age 34. Mr. Hojel has been a director of the Company since 1995 and is a member of the Board's Operating and Compensation Committees. Since 1996, Mr. Hojel has been President of Monte Xanic, a premium winery located in Baja California, Mexico. He lives in Mexico City, Mexico.

         YVES-ANDRE ISTEL. Age 67. Mr. Istel has been a director of the Company since 1995. Mr. Istel is currently Senior Advisor to Rothschild, Inc. From 1993 to 2002, Mr. Istel was Vice Chairman of Rothschild Inc. He is Director of Rothschild et Cie. Banque, Paris, France; Compagnie Financiere Richemont; Valeo S.A.; and Imperial Sugar.

         C. RICHARD KRAMLICH. Age 67. Mr. Kramlich has been a director of the Company since 1990 and is a member of the Board's Compensation Committee. He was a director of Carmenet Winery, Inc. from its inception until its merger into the Company in 1984. Between 1984 and 1990, he served as an advisor to the Board. Since 1978, Mr. Kramlich has been General Partner of New Enterprise Associates, a San Francisco-based venture capital firm. He also is a director of Silicon Graphics, Inc., Juniper Networks and various private companies.

         GEORGE E. MYERS. Age 45. Mr. Myers has been a director of the Company since February 2002. Since 1980, Mr. Myers has served in various management positions of the Myers' family agribusiness investments and is currently President of Ojai Ranch and Investment Company, Inc. In addition, he serves as a director of The Merchants National Bank of Sacramento, AgraQuest, Inc. and as an advisor to The Lake County Wine Grape Commission and the California Agricultural Education Foundation.

         JAMES H. NIVEN. Age 60. Mr. Niven has been a director of the Company since 1993 and is chairman of the Board's Audit Committee. Since 1995, Mr. Niven has been President of Paragon Vineyard Co., Inc., the Company's partner in the Edna Valley Vineyard Joint Venture. He also is a partner of Niven & Smith, a San Francisco law firm. Mr. Niven is a director of The Wine Institute, serves as Second Vice Chairman and is the Chairman of the Institute's Research and Education committee. Mr. Niven also is a director of The Chalone Wine Foundation and several private companies.

         PHILLIP M. PLANT. Age 57. Mr. Plant has been a director of the Company since 1996 and is a member of the Board's Audit Committee. Since 1998, Mr. Plant has been a partner in the firm of Herndon Plant Oakley, Ltd. Previously, he was Senior Vice-President, of Dain Rauscher Corp. (formerly Rauscher Pierce Refsnes, Inc.). Mr. Plant also serves as a director of DecisionLink, Inc. and an advisory director of RP & C International Ltd. and the American Bank of Corpus Christi, Texas. In addition, Mr. Plant is involved in an advisory capacity with a wide variety of charitable organizations and private companies.

         CHRISTOPHE SALIN. Age 47. Mr. Salin has been a director of the Company since 1989, chairman of the Board since August 2001. He also serves as chairman of the Board's Operating Committee and a member of the Compensation Committee. Since 1990, he has been President and a director of DBR (Lafite), which he joined in 1985. Mr. Salin also is chairman of Les Domaines Barons de Rothschild (Lafite) Distribution and Managing Director of Societe de Gestion et d'Assistance Viticole. He serves as a director of Chateau Rieussec, Societe Financiere Viticole, Vina Los Vascos (Chile), Quinta do Carmo (Portugal), La Viticole de Participation, Pasternak Wine Import, Domaines d'Aussieres. Mr. Salin is also a director of Comite Colbert.

         ERIC DE ROTHSCHILD. Age 61. Baron Eric de Rothschild has been a director of the Company since 1989. Since 1982, he has been a Managing Partner of DBR (Lafite). Baron de Rothschild also is chairman of publicly held French companies Paris-Orleans, S.A. and Francarep, a subsidiary of Paris-Orleans, S.A., which is one of DBR's (Lafite) major shareholders. Baron de Rothschild is also the Managing Partner of Chateau Lafite-Rothschild.

         JOHN DIEFENBACH. Age 66. Mr. Diefenbach was recently nominated as a Director of the Company. Since 2001, he has been a Partner with TrueBrand, a Company he co-founded. Before joining TrueBrand, Mr. Diefenbach was CEO and co-founder of Diefenbach Elkins (now FutureBrand) and prior to that, he served as CEO and as a major shareholder of Landor Associates.

         MARCEL GANI. Age 50. Mr. Gani was recently nominated as a Director of the Company. Since 1997, he has been Chief Financial Officer for Juniper Networks. Prior to that, he served as Vice President and Chief Financial Officer of NVIDIA Corporation, Grand Junction Networks and Primary Access Corporation. Mr. Gani holds an M.B.A. from the University of Michigan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" MANAGEMENT'S NOMINEES

OTHER EXECUTIVE OFFICERS

         ROBERT B. FARVER, Vice President, Sales and Distribution. Age 46. Mr. Farver joined the Company in 1992 as the Sales Manager for the Northeast United States and has been the Company's Vice President, Sales and Distribution, since 1996. Previously, he was Director of National Sales and Marketing.

         SHAWN M. CONROY BLOM, Vice President, Finance and Chief Financial Officer. Age 42. Ms. Blom joined the Company in December 2000 as Vice President of Finance and Chief Financial Officer. Before joining the Company, Ms. Blom was Chief Financial Officer of Jackson Family Farms, a collection of wineries owned by Jess Jackson and his family. Prior to that time she was Controller at Cambria Winery and Sanford Winery.

         ALAN DRAGE-LUSSIER, Vice President, Human Resources. Age 36. Mr. Drage-Lussier joined the Company in October 1999 as Controller and has been the Company's Vice President, Human Resources, since August 2002. Previously, he was Director of Human Resources. Before joining the Company, Mr. Drage-Lussier held positions of Chief Financial Officer, Chief Operating Officer, Business Operations Manager and in-house legal counsel primarily in the health care industry.

BOARD MEETINGS AND COMPENSATION

         The Company's Board met four times during the year ended December 31, 2002. Each director attended at least 75% of the aggregate of those meetings, except Mr. Woodward, Mr. Istel and Baron de Rothschild.

         Each director who is not an employee of the Company is paid compensation of $500 per year plus $100 for each Board meeting attended and reimbursement of extraordinary travel costs to attend meetings. Additionally, each non-employee director receives quarterly grants of options to purchase the Company's Common Stock ("Automatic Quarterly Options") and is eligible to receive additional stock options as set forth below ("Additional Options"), in each case pursuant to the Company's 1997 Stock Option Plan. Baron de Rothschild declines to take non-employee director options.

         The exercise price of the Automatic Quarterly Options is the fair market value of the Company's Common Stock as of the final day of each calendar quarter. The exercise price of the Additional Options is the fair market value of the Company's Common Stock as of the date of the grant. The number of Automatic Quarterly Options granted is equal to ten (10) shares per each 100,000 shares of the Company's Common Stock outstanding as the same date. Additional Options are granted in amounts established annually by the Board to recognize and encourage active participation by non-employee directors in the committees established by the Board for various purposes.

         For the year ended December 31, 2002, non-employee directors were eligible for additional grants as follows: to each member of the Compensation Committee, 1,500 additional shares per meeting attended; to each member of the Operating Committee, 750 additional shares per meeting attended; to each member of the Audit Committee, 750 additional shares per meeting attended; to each of the Chairman of the Board and the chairman of the Operating Committee, 10,000 additional shares; to the chairman of the Compensation Committee, 1,000 additional shares; and, to the chairman of the Audit Committee, 1,000 additional shares.

         For the year ended December 31, 2002, Automatic Quarterly Options covering a total of 38,400 shares were granted to and among eight of the Company's non-employee directors and 4,828 shares were granted to one of the Company's employee directors. The weighted average per-share exercise price of all Automatic Quarterly Options is $8.90.

         In May 2002, the Board voted to grant Additional Options to certain non-employee directors for the nine-month transition period ended December 31, 2001. Although these Additional Options are intended to reward non-employee directors for their services rendered during the nine-month transition period ended December 31, 2001, they were granted subsequent to the end of the year and, therefore, are included in the directors' compensation for the 2002 year, rather than the 2001 year. These options amounted to 42,250 shares and were granted to and among six of the Company's non-employee directors. The weighted average per-share exercise price of these Options is $9.42.

         In February, 2003 the Board expects to vote to grant Additional Options to certain non-employee directors for the year ended December 31, 2002. Although these Additional Options are intended to reward non-employee directors for their services rendered during the year ended December 31, 2002, they will be granted subsequent to the end of the year and, therefore, will be included in the directors' compensation for the 2003 year, rather than the 2002 year.

COMMITTEES

         The Board has established three standing committees to which it has delegated certain responsibilities: an Operating Committee, Audit Committee and Compensation Committee. It does not have a standing Nominating Committee. Nominees for election to the Board are selected by the Board.

         OPERATING COMMITTEE. The Operating Committee consists of Messrs. Salin, Hojel, and Selfridge. The Operating Committee may exercise all powers and authority of the Board to manage the Company's business and affairs, subject to limitations prescribed by the Board, Bylaws of the Company, and California law. The Operating Committee met four times during the year ended December 31, 2002.

         AUDIT COMMITTEE. In 2002, the Audit Committee was comprised of Dr. Cristina G. Banks and Messrs. Niven and Plant. Dr. Banks has decided not to stand for re-election to the Board. The Board expects to appoint a new independent director to the Audit Committee following the Meeting. Dr. Banks and Messrs. Plant and Gani are each "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

         Mr. Niven is not independent under the NASD rule because of his interest in Paragon Vineyard Co., Inc. ("Paragon"), the Company's partner in the Edna Valley Vineyard Joint Venture. The Company and the Edna Valley Joint Venture have made and will continue to make certain significant payments to Paragon in exchange for grapes used in the Company's and Edna Valley's Joint Venture wines. The Company's transactions with Paragon are described in more detail below under the caption "Certain Relationships and Related Transactions--The Edna Valley Vineyard Joint Venture." The Company's Board has determined that, due to Mr. Niven's long-time membership in the California bar, his many years of financial management of Paragon and his prior service on the Company's Audit Committee, that Mr. Niven's service as a member of the Audit Committee is in the best interest of the Company and its shareholders.

         The Audit Committee operates in accordance with a written charter adopted by the Company's Board on May 18, 2000. Among other things, the Audit Committee Charter specifies:

     (1) the scope of the Audit Committee's responsibilities and the processes by which they will be carried out;

     (2) the Audit Committee's responsibility for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, the Audit Committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take appropriate action to oversee the independence of the outside auditor; and

     (3) the outside auditor's ultimate accountability to the Board and the Audit Committee, as representatives of the shareholders, and the ultimate authority of the Board to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

     The Audit Committee met four times during the year ended December 31, 2002.

         COMPENSATION COMMITTEE. The compensation committee consists of Mr. Kramlich, as chairman, and Messrs. Hojel and Salin. The Compensation Committee is authorized to exercise all of the powers and authority of the Board with respect to the hiring, performance review, formation, employment arrangements or agreements, compensation and bonuses of the Company's senior executive officers. The Compensation Committee met two times during the year ended December 31, 2002.

AUDIT COMMITTEE REPORT

         The Audit Committee monitors the Company's internal accounting controls and confers with the Company's independent auditors and reviews the results of their auditing engagement. The Company's Board adopted a written charter for the audit Committee on May 18, 2000. A copy of the charter was included as an exhibit to the Company's Proxy Statement filed with the Securities and Exchange Commission on July 3, 2000.

         The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with the Company's management. The Audit Committee has discussed with Moss-Adams LLP, the Company's independent auditors for year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

         The Audit Committee received from Moss-Adams LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and be filed with the Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The foregoing report is given by the members of the Audit Committee, namely:

                                Cristina G. Banks
                                 James H. Niven
                                Phillip M. Plant

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

         GENERAL. The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of shareholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's 1997 Stock Option Plan (the "Plan"). These elements are designed to operate on an integrated basis and together comprise total compensation value.

         The Committee reviews executive compensation in light of the Company's performance during the year. In reviewing the Company's performance during the year, the Committee considered a variety of factors. Despite a weakened economy, a flood of imported wines and intense domestic competition, the Company posted a 28 percent increase in total cases sales and a 23 percent increase in net revenues compared to the prior year. In addition, the Committee considered the continued success of the Echelon brand, the launch of the Provenance luxury-priced red wine brand, as well as the Company's ability to manage operating and capital costs during the uncertain economic environment. In reviewing the Company performance, the Committee considered these factors as a whole without assigning specific weight to particular factors.

         BASE SALARY. Base salary levels for the Company's executives are determined by the Committee based on factors such as individual performance (e.g., leadership, level of responsibility, management skills, and industry activities) and Company performance (as discussed above). For 2002, base salaries for the Named Executive Officers, including that of the Chief Executive Officer, were established as above.

         ANNUAL CASH INCENTIVES. The annual cash incentive, typically paid as a bonus, is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formula for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual goals for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive Officers during the fiscal year ended March 31, 2001, the nine-month transition period ended December 31, 2001 and the year ended December 31, 2002.

         STOCK OPTIONS. Stock options are designed to provide long-term incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to recipients only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of the Common Stock by its executives. However, retention of shares by executives is encouraged. For certain of the Company's sales personnel, including Mr. Farver, there is a formula for annual cash incentives based on meeting sales, depletion, and budgetary goals including subjective factors.

         The Company does not adhere to any firmly established formula for the issuance of stock options. The Summary Compensation Table shows the options granted to the Named Executive Officers during the past three years. In determining the size of the grants to the Named Executive Officers, the Committee assessed relative levels of responsibility and the long-term incentive practices of other comparable companies.

         In accordance with the provisions of the Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Common Stock.

         The foregoing report is given by the members of the Committee, namely:

                               C. Richard Kramlich
                                Christophe Salin
                                  Mark A. Hojel

SHAREHOLDING INFORMATION AS TO DIRECTORS, DIRECTOR NOMINEES AND MANAGEMENT

         The following table sets forth information as of March 31, 2003 respecting the beneficial ownership of the Common Stock, the Company's only class of voting securities, by (i) all persons known by the Company to own more than five percent of the Common Stock, (ii) each director, director-nominee, and executive officers named below under "Executive Compensation--Summary Compensation Table," and (iii) all directors and executive officers as a group.

         Except as may be noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.



NAME AND ADDRESS OF BENEFICIAL OWNER 1         SHARES BENEFICIALLY OWNED 2     PERCENT OF CLASS
__________________________________________     ___________________________     ________________

Les Domaines Barons de Rothschild (Lafite)              5,556,103                    46.0%
    33 rue de la Baume
    75008 Paris, France
The Hojel Family 3                                      2,218,154                    18.4%
    c/o Phillip Plant
    Herndon Plant Oakley, Ltd.
    One Shoreline Plaza
    Suite 2200, North Tower
    Corpus Christi, TX 78401-3700
George E. Myers 4                                         409,653                     3.4%
    621 Airpark Road
    Napa, CA 94558-6272
 W. Philip Woodward 5                                     306,825                     2.5%
   621 Airpark Road
   Napa, CA 94558-6272
Thomas B. Selfridge 6                                     311,494                     2.5%
     621 Airpark Road
     Napa, CA 94558-6272
Christophe Salin 7                                        181,684                     1.5%
     621 Airpark Road
     Napa, CA 94558-6272
Robert B. Farver 8                                        117,891                     1.0%
     621 Airpark Road
     Napa, CA 94558-6272

__________________

1 Pursuant to Item 403(a) of Regulation S-K, addresses are provided only for beneficial owners of more than 5% of the Company's Common Stock.

2 Except as otherwise noted, all shareholding information is reported as of March 31, 2003. Shares of Common Stock subject to stock options exercisable within 60 days from March 31, 2003 are deemed outstanding for computing the percentage of the class of securities owned by the person or group holding such securities.

3 Includes the following 2,151,659 shares owned by SFI Intermediate. Ltd. and 66,495 shares owned by HC Holding Company, Ltd. SFI Intermediate Ltd. is a Texas limited partnership of which GHA 1 Holdings, Inc. is the general partner. Phyllis S. Hojel, mother of Mark A. Hojel, is the sole stockholder and director of GHA 1 Holdings, Inc. Mrs. Hojel, GHA 1 Holdings, Inc., and SFI Intermediate Ltd. share voting power and the power to dispose or direct the disposition of such shares. Excludes the personal holdings of Mark A. Hojel set forth elsewhere herein.

4 Includes 267,086 shares held by various family-controlled entities as to which Mr. Myers may have shared voting power.

5 Includes 125,926 shares held by various family members as to which Mr. Woodward may have shared voting power. Includes certain shares held by trusts of which Mr. Woodward is the beneficiary, and 67,065 shares issuable on exercise of options that are vested or will vest within the next 60 days.

6 Includes 310,000 shares issuable to Mr. Selfridge on exercise of options that are vested or will vest within the next 60 days.

7 Includes of 180,757 shares issuable on exercise of options that are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR (Lafite), of which Mr. Salin is President, which holdings are set forth separately above and as to which Mr. Salin disclaims beneficial ownership.

8 Includes 40 shares held by various family members as to which Mr. Farver may have shared voting power. Includes 108,468 shares issuable to Mr. Farver on exercise of options which are vested or will vest within the next 60 days.




NAME AND ADDRESS OF BENEFICIAL OWNER 1         SHARES BENEFICIALLY OWNED 2     PERCENT OF CLASS
__________________________________________     ___________________________     ________________

C. Richard Kramlich9                                       93,644                        *
     621 Airpark Road
     Napa, CA 94558-6272
Mark A. Hojel10                                            48,637                        *
     621 Airpark Road
     Napa, CA 94558-6272
Shawn Conroy Blom11                                        40,164                        *
     621 Airpark Road
     Napa, CA 94558-6272
Phillip M. Plant12                                         37,477                        *
     621 Airpark Road
     Napa, CA 94558-6272
James H. Niven13                                           36,367                        *
     621 Airpark Road
     Napa, CA 94558-6272
Cristina A. Banks14                                        30,387                        *
     621 Airpark Road
     Napa, CA 94558-6272
Yves-Andre Istel15                                         23,887                        *
     621 Airpark Road
     Napa, CA 94558-6272

All directors, director-nominees and                    1,637,946                    12.6%
executive officers as a group (14
persons)


__________________

9 Includes 47,557 shares issuable to Mr. Kramlich on exercise of options that are vested or will vest within the next 60 days.

10 Includes 47,637 shares issuable to Mr. Hojel on exercise of options that are vested or will vest within the next 60 days. Excludes shares held and acquirable by the Hojel family as set forth above, as to which Mr. Hojel disclaims beneficial ownership.

11 Consists of 40,000 shares issuable to Ms. Conroy Blom on exercise of options that are vested or will vest within the next 60 days.

12 Includes 300 shares owned by Mr. Plant's family members as to which Mr. Plant disclaims beneficial ownership. Includes 35,927 shares issuable to Mr. Plant on the exercise of options that are vested or will vest within the next 60 days.

13 Consists of 36,367 shares issuable on exercise of options that are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.

14 Includes 30,387 shares issuable to Dr. Banks upon exercise of options that are vested or will vest within the next 60 days.

15 Includes 23,887 shares issuable to Mr. Istel on exercise of options that are vested or will vest within the next 60 days.


EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended March 31, 2000 and March 31, 2001, the nine-month transition period ended December 31, 2001 and the year ended December 31, 2002, a summary of compensation awarded to, earned by, or paid to, the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers who were serving as of December 31, 2002 (the "Named Executive Officers").



                                                SUMMARY COMPENSATION TABLE
______________________________________________________________________________________________________________________________

                                                          Annual Compensation                    Long-Term Compensation
______________________________________________________________________________________________________________________________
                                                                                                        Securities
                                                                               Other                      Under-
                                                                               Annual      Restricted     lying
                                                                               Compen-       Stock       Options/       LTIP
    Name And Principal              Year           Salary         Bonus        sation        Award         SARs        Payouts
         Position                  ($) /1/          ($)          ($) /2/       ($) /3/        ($)        (#) /4/         ($)
______________________________________________________________________________________________________________________________

Thomas B. Selfridge                  2002         $262,500       $    0        $9,000          --         00,000         --
Chief Executive Officer             2001C          202,838       50,000         6,750          --         47,000         --
                                    2001F          250,000       85,000         9,000          --         37,500         --
                                     2000          210,000       75,000         5,000          --         37,500         --

Robert B. Farver                     2002         $143,000           $0        $9,000          --         00,000         --
Vice President, Sales and           2001C          109,846       50,000         6,750          --         25,000         --
Distribution                        2001F          135,000       83,125         9,000          --         15,000         --
                                     2000          115,000       86,000        13,784          --         15,000         --

Shawn Conroy Blom                    2002         $143,000           $0        $6,000          --         00,000         --
Vice President, Finance and         2001C          109,942       12,000         4,500          --         25,000         --
Chief Financial Officer             2001F           43,077        9,500        12,000          --         15,000         --
                                     2000               --           --            --          --             --         --

Alan Drage-Lussier                   2002         $115,000           $0        $6,000          --         00,000         --
Vice President, Human               2001C           81,827        7,500         2,000          --             --         --
Resources                           2001F          108,054       10,000            --          --             --         --
                                     2000           82,000        8,000            --          --             --         --


/1/  2001C refers to nine-month transition period ending December 31, 2001. 2001F refers to the fiscal year reporting period of April 1, 2000 through March 31, 2001.

/2/  Bonuses of each of the Named Executive Officers for the year ended December 31, 2002 are scheduled to be approved at a regular meeting of the Board on May 16, 2003 and will be reported as 2003 compensation.

/3/  Other annual compensation includes car allowances.

/4/  All options were incentive stock options granted pursuant to the Company's 1987 and 1997 Stock Option Plans.


OPTION GRANTS IN 2002

         The following table sets forth certain information regarding options granted during the year ended December 31, 2002 to the Company's Named Executive
Officers:



                                 Individual Grants
____________________________________________________________________________________
                                                                                         Potential Realizable
                                        Percentage Of                                       Value at Assumed
                        Number Of           Total                                        Annual Rates of Stock
                        Securities       Options/SARs                                    Price Appreciation For
                        Underlying        Granted to        Exercise                        Option Term /1/
                        Option/SARs       Employees            Or         Expiration     ______________________
       Name             Granted (#)     In Fiscal Year     Base Price        Date           5%            10%
       ____             ___________     ______________     __________     __________     ________      ________

Thomas B. Selfridge       47,500            48.7%            $9.88          2/5/12       $336,066      $851,656

Robert B. Farver          40,000            25.6%            $9.88          2/5/12       $176,877      $448,240

Shawn Conroy Blom         40,000            25.6%            $9.88          2/5/12       $176,877      $448,240

Alan Drage-Lussier          --                 0%              --             --         $     --      $     --


/1/  Potential realizable value is calculated based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant of the option until the end of the option term (10 years).  The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise.  The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices.  Actual gains, if any, will depend on the future performance of the Company, overall market conditions and the continued employment of the executive officer during the applicable vesting period.


AGGREGATED OPTION EXERCISES IN 2002 AND VALUE OF UNEXERCISED OPTIONS

         The following table sets forth information regarding each exercise of stock options during the year ended December 31, 2002, and the number and value of unexercised stock options held by each Named Executive Officer as of the same date. The closing price of the Common Stock on December 31, 2002 was $8.24 per share based on the NASDAQ closing price.



                                                              Number of
                                                              Securities
                                                              Underlying          Value of Unexercised
                                                             Unexercised              In-The-Money
                                                             Options/SARs             Options/SARs
                                             Value       at Calendar Year-End      at Calendar Year-
                                              Net                (#)                    End ($)
                        Shares Acquired     Realized         Exercisable/             Exercisable/
Name                    on Exercise (#)       ($)           Unexercisable            Unexercisable
____                    _______________     ________     ____________________     ____________________

Thomas B. Selfridge            0                              310,000/0                     $0/$0
Robert B. Farver               0                              116,500/0                 $8,060/$0

Shawn Conroy Blom              0                               40,000/0                     $0/$0

Alan Drage-Lussier             0                                    0/0                     $0/$0




EQUITY COMPENSATION PLAN INFORMATION

         Information as of December 31, 2002 regarding equity compensation plans approved and not approved by shareholders is summarized in the following table:



                                      Number of Shares to
                                         be Issued Upon          Weighted Average
                                          Exercise of           Exercise Price of         Number of Shares
                                      Outstanding Options,     Outstanding Options,         Remaining for
Plan Category                         Warrants and Rights      Warrants and Rights        Future Issuance
_____________                         ____________________     ____________________       ________________

Equity compensation plans                                             $10.18                    N/A
approved by the                             906,149
shareholders

Equity compensation plans
not approved by                                   0                        0                     0
shareholders


PROFIT SHARING 401(K) PLAN

         The Company's Profit Sharing 401(k) Plan (the "401(k) Plan") is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under this plan, participating employees (including the Named Executive Officers) may contribute up to 15% of their compensation, but not exceeding the maximum amount allowed under applicable tax laws. All employees of the Company with one year of service, unless covered by a collective bargaining agreement, are eligible to participate in the 401(k) Plan. The Company's Edna Valley Vineyard joint venture has a similar plan.

EMPLOYEE STOCK PURCHASE PLAN

         Under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), pursuant to Section 423 of the Code, all Company employees, with one year of service (including the Named Executive Officers) may contribute up to 10% of their compensation during each 27-month period of the Stock Purchase Plan. At the end of the period, the employee's contributions are invested in the Common Stock at 85% of the market price of said shares on the commencement or ending date of the offering period, whichever is lower. On February 26, 2003, the Board adopted, subject to Shareholder approval, a 2003 Employee Stock Purchase Plan to replace the previous stock purchase plan. See "Proxy Item No. 3
- Approval of the 2003 Employee Stock Purchase Plan."

PERFORMANCE GRAPH

         The line graph on the following page compares the cumulative total return to holders of the Common Stock in the period from March 31, 1997 to December 31, 2002, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of six companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Brown-Forman Corporation, Constellation Brands, Inc., Robert Mondavi Corp., Golden State Vintners, Scheid Vineyards, and Willamette Valley Vineyards. The graph assumes an investment of $100.00 on March 31, 1997 in the Company and in the two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's existing shelf registrations or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG THE CHALONE WINE GROUP, LTD.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                       [Graph Appears Here along with Key]



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         THE EDNA VALLEY VINEYARD JOINT VENTURE (the "EVV Joint Venture"). Mr. Niven, a director of the Company, is the President and a substantial shareholder of Paragon Vineyard Co., Inc. ("Paragon"), the Company's partner in the EVV Joint Venture. In December 1996, the Company and Paragon entered into an agreement (the "Joint Venture Amendment") that amended and restated the terms of the EVV Joint Venture. Under the terms of the Joint Venture Amendment, the Company was obligated to make substantial payments in order to maintain its 50% ownership interest in the EVV Joint Venture and to extend its term in definitely. Specifically, the Company previously paid Paragon $1,070,000 (the "Deposit") as a deposit toward future payments due for the foregoing purposes and the sum of $5,390,000 in four installments, the most recent of which was paid in January 2002. The Company fulfilled its option to purchase 50% of the "EDNA VALLEY" brand-name for $200,000 in January 2002. Additionally, the Company makes payments in respect of the Joint Venture Amendment and ground lease.

         Under the terms of a grape purchase agreement, Paragon sells fixed quantities of Chardonnay grapes to the Edna Valley Joint Venture at prices calculated by reference to the average prices paid for Chardonnay grapes in Santa Barbara and Napa Counties during the preceding year, with certain adjustments depending on the grapes' sugar content. During 2002, the value of the grapes sold by Paragon to the Edna Valley Joint Venture pursuant to the foregoing contracts was approximately $5,387,000.

         LES DOMAINES BARONS DE ROTHSCHILD (LAFITE). Certain director-nominees have a relationship with DBR (Lafite). Baron de Rothschild and Mr. Salin are, respectively, Managing Partner and President of DBR (Lafite), and Mr. Istel is a director of certain affiliates of DBR (Lafite).

         Pursuant to DBR's (Lafite) investment in the Company, the Company receives an allocation of DBR (Lafite) wines, including the wines of Chateau Lafite-Rothschild and Duhart-Milon. During 2002, the Company paid approximately $964,266 to DBR (Lafite), of which approximately $0 represents deposits for wine which will be delivered in future years (i.e., wine "futures").

         MYERS FAMILY. The Company has a grape purchase agreement, expiring as late as 2012 with some varietals, with Snows Lake Vineyard at prices negotiated yearly with reference to existing market conditions. Mr. Myers is President of Ojai Ranch & Investments, which controls Snows Lake Vineyard. During 2002, the Company paid approximately $1,611,000 under the grape purchase contract.

         OTHER. In the judgment of the Company, all material transactions between the Company and its directors, officers and principal shareholders, and their affiliates, have been made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding common stock of the Company to file with the Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except as follows: Mr. Farver filed a late Form 4 in April 2002 to report a March 2002 securities transaction; Mr. Myers filed a late Form 3 ("Initial Statement of Beneficial Ownership") in February 2002 one day late following his appointment as a director of the Company; and Mr. Woodward filed a late Form 4 in June 2002 to report six April 2002 transactions and three May 2002 transactions, a late Form 4 in September 2002 to report an August 2002 transaction, and a late Form 4 in March 2003 to report a June 2002 transaction.

                  RATIFICATION OF APPOINTMENT OF THE COMPANY'S
                              INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 2)


         The Board has appointed Moss-Adams LLP as the Company's independent auditors for the year ending December 31, 2003 subject to ratification by the shareholders at the Meeting. Moss-Adams LLP has been the Company's independent auditors since December 2001. Representatives of Moss-Adams LLP are expected to be in attendance at the Meeting, with the opportunity to make a statement, and to be available to respond to shareholders' questions.

AUDIT FEES

         Moss-Adams LLP billed fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 in the amount of $132,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Moss-Adams LLP did not render professional services relating to financial information systems design and implementation for the year ended December 31, 2002.

ALL OTHER FEES

         Moss-Adams LLP billed fees for professional services other than the services described above under "Audit Fees" for the year ended December 31, 2002 in the amount of $58,000.

         The Audit Committee has determined that the provision of non-audit services is compatible with maintaining Moss-Adams LLP's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPOINTMENT OF MOSS-ADAMS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN
                               (PROXY ITEM NO. 3)


         The Company's 2003 Employee Stock Purchase Plan (the "2003 ESPP") was approved and adopted by the Board, subject to shareholder approval, at its February 26, 2003 meeting. The Board has authorized and reserved 50,000 shares of the Company's common stock for issuance under the 2003 ESPP. The 2003 ESPP replaces our previous Employee Stock Purchase Plan that has expired.

         The 2003 ESPP provides employees the opportunity to purchase shares of the Company's common stock at a discount. A copy of the 2003 ESPP is attached to this proxy statement as Appendix A. The following description of the 2003 ESPP is a summary and does not purport to be fully descriptive. You should refer to Appendix A for more detailed information.

DESCRIPTION OF THE 2003 ESPP

         PURPOSE. Like the Company's previous Employee Stock Purchase Plan, the 2003 ESPP was established to encourage and facilitate the purchase of the Company's common stock by employees of the Company, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company's future. The 2003 ESPP is intended to qualify under Section 423 of the Internal Revenue Code.

         ADMINISTRATION. The 2003 ESPP provides that it will be administered by the Board, exclusive of any director who is a participant or eligible to be a participant in the 2003 ESPP.

         STOCK TO BE OFFERED. The Board has reserved and authorized 50,000 shares of the Company's common stock for issuance under the 2003 ESPP.

         ELIGIBILITY. To be eligible to participate in the 2003 ESPP, an employee must have been hired at least one year prior to the commencement of an offering period under the 2003 ESPP and be customarily employed for more than 20 hours per week and five months per year.

         PAYROLL DEDUCTION. Participants must elect to have a percentage of their compensation, up to 10%, withheld for the purchase of the Company's common stock pursuant to the 2003 ESPP. By filing with the administrator an amended enrollment form, a participant may decrease, but not increase, the rate of payroll deduction during any offering period or may increase or decrease the rate of payroll deduction for any subsequent offering period.

         PURCHASE PRICE. The purchase price for each share of the Company's common stock to be purchased under the 2003 ESPP is eighty-five percent (85%) of fair market value of such share on either (i) the first day of an offering period or (ii) the last day of each interim offering period, whichever is less. An interim offering period means each three-month period within an offering period. Fair market value of the Company's common stock means its closing price as quoted on the NASDAQ National Market. As of April 7, 2003, the closing price of the Company's common stock was $7.84 per share.

         EFFECT OF TERMINATION. Termination of a participant's employment with the Company for any reason is treated as a withdrawal under the 2003 ESPP. In the event of withdrawal due to a participant's death, a refund of sums then remaining in the participant's account will be paid, in cash, without interest, to the representative of the participant's estate. For withdrawals for reasons other than a participant's death, the participant may elect to have the sum then remaining in the participant's account retained up to three months for purchase of Company common stock at the end of the interim offering period in progress at the time of the participant's termination.

         ADJUSTMENTS ON CHANGES IN CAPITALIZATION, MERGER, LIQUIDATION. In the event of changes in the Company's common stock by reason of stock dividends, stock splits, reverse stock splits or the like, the Board will make appropriate adjustments in the number and class of shares of stock then subject to the 2003 ESPP, the number and class of shares which a participant will be entitled to receive, and the price which a participant will be required to pay therefore. In the event of any merger or consolidation of the Company or an acquisition of eighty percent (80%) or more of the Company's assets or stock, the Board may provide for the substitution of new options for any options outstanding under the 2003 ESPP or for acceleration of the expiration date of outstanding options to a date not sooner than ten days after notice to the participant.

         AMENDMENT OR TERMINATION OF THE 2003 ESPP. The Board has the right to amend, modify or terminate the 2003 ESPP at any time without notice, provided that a participant's then existing right to purchase Company common stock, to the date of such termination, shall not be adversely affected thereby. Shareholder approval within twelve months of Board action is required for the following amendments to the 2003 ESPP: (i) increase the aggregate number of shares of the Company's common stock to be issued; (ii) materially modify the eligibility requirements for participation; (iii) extend the term; (iv) alter the purchase price formula so as to reduce the price for shares of the Company's common stock to be purchased; (v) otherwise materially increase the benefits accruing to participants; (vi) knowingly cause the 2003 ESPP to fail to meet the requirements of an employee stock purchase plan under Section 423 of the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

         The 2003 ESPP and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the 2003 ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the 2003 ESPP, disposes of such stock by gift or dies.

         Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period and more than one year after the last day of the offering period, the participant will recognize ordinary income at that time in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of sale or disposition over their purchase price, or (2) 15% of the fair market value of the shares on the first day of the offering period; any further profit is taxable as capital gain. If the shares are sold and the sale price is less than the purchase price, the difference is treated as capital loss.

         If the shares are sold or disposed of (including by way of gift) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if there is no gain realized on the sale or gift. The balance of any gain or loss will be treated as long-term or short-term capital gain or loss depending on the holding period.

         The Company is entitled to deduct for federal income tax purposes the amount taxed as ordinary income to a participant to the extent that ordinary income must be reported when the participant disposes of shares before the expiration of the holding periods described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION TO THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE 2003 ESPP. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

2003 ESPP BENEFITS

         Since purchase rights are subject to discretion, including an employee's decision not to participate in the 2003 ESPP, purchases of the Company's common stock under the 2003 ESPP for the current fiscal year are not determinable. However, under the Company's previous Employee Stock Purchase Plan, one Named Executive Officer, Shawn M. Conroy Blom, purchased 112 shares at an average of $7.25 per share during the fiscal year ended December 31, 2002. All executive officers as a group purchased 112 shares and all employees, excluding executive officers, as a group purchased 3,759 shares during the fiscal year ended December 31, 2002 under the Company's previous Employee Stock Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                       2003 EMPLOYEE STOCK PURCHASE PLAN.

                                  OTHER MATTERS

         The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, it is the intention of the persons designated by the Board to receive and vote the proxies in accordance with the recommendation of the Board. Discretionary authority for them to do so is contained in the proxy.


                              FINANCIAL STATEMENTS

         Shareholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K, which was previously filed with the Securities and Exchange Commission and is being furnished to shareholders concurrently with this proxy statement.

                            SUBMISSION OF SHAREHOLDER
                        PROPOSALS FOR 2003 ANNUAL MEETING

         Any proposal which a shareholder wishes to have presented at the 2004 Annual Meeting and included in the Company's proxy statement for that meeting must be received by the Company, at its principal executive office, 621 Airpark Road, Napa, California 94558-6272, no later than March 31, 2004. Proposals should be addressed to the attention of the Chief Financial Officer of the Company. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that any shareholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

         The Bylaws of the Company provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting of shareholders, the shareholder must provide advance notice of such proposal or nomination. Specifically, the shareholder must give written notice to the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than seventy (70) days' prior notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

                                           By Order of the Board of Directors,

                                           /s/ CHRISTOPHE SALIN
                                           ______________________________
                                                    Christophe Salin
                                                    Chairman of the Board


Napa, California
April 18, 2003

                                   APPENDIX A

                          THE CHALONE WINE GROUP, LTD.

                        2003 EMPLOYEE STOCK PURCHASE PLAN


         This EMPLOYEE STOCK PURCHASE PLAN (the "Plan"), adopted by the Board of Directors of THE CHALONE WINE GROUP, LTD., a California corporation (the "Company"), effective January 1, 2003 (the "Effective Date"), and approved by the Company's shareholders May 29, 2003.

         1. PURPOSE. The purpose of the Plan is to enable the Company to attract, retain, and stimulate employees of the Company, to devote themselves to the greater success and prosperity by the equity-acquisition incentives provided herein. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) "Administrator" shall mean the Company's Board of Directors, exclusive of any director who is a participant or is eligible to be a participant in the Plan.

(b) "Board" shall mean the Board of Directors of The Chalone Wine Group, Ltd., except when referring to the "Administrator," where it shall mean the diminished board as defined above.

(c) "Code" shall mean the Internal Revenue Code of 1986.

(d) "Compensation" shall mean the annual base rate of pay of a Participant, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, including commissions, but excluding bonuses, income with respect to stock options or other stock purchases, moving expense reimbursements, shift differentials, or any pay for work outside the regular work schedule.

(e) "Determination Date" shall mean either (i) the Offering Commencement Date (or the date of entry as a Participant in the Plan for later-enrolling or re-enrolling employees), or (ii) the last day of each Interim Offering Period.

(f) "Eligible Employee" shall mean any regular employee of the Company whose date of hire was at lest one year prior to the commencement of an Offering Period or an Interim Offering Period and who is customarily employed for more than 20 hours per week and five (5) months per year in any calendar year.

(g) "Fair Market Value" of a share of Stock shall mean the closing price of the Stock as quoted in the NASDAQ National Marketing System on the Determination Date. In the event the Stock is not traded on the date the Fair Market Value is to be determined, Fair Market Value shall be determined as of the next preceding date the Stock is traded.

(h) "Interim Offering Period" shall, unless the Administrator has otherwise determined, mean each three-month period during and within an Offering Period.

(i) "Offering Commencement Date" shall mean the first day of each Offering
    Period.

(j) "Offering Period" shall, unless the Administrator has established a shorter period, mean a 27-month period during which contributions for the purchase of Stock under the Plan may be made.

(k) "Option" shall mean the right of a Participant to purchase Stock during the applicable Offering Period.

(l) "Participant" shall mean an Eligible Employee who elects to participate in the Plan.

(m) "Plan Account" shall mean the account established for each Participant pursuant to the Plan.

(n) "Purchase Price" shall mean the price at which Participants may purchase Stock as determined pursuant to the Plan, as set forth in Section 5(d).

(o) "Stock" shall mean the no par value common stock of the Company.

(p) "Subsidiary" shall mean a corporation, a majority of whose voting shares are owned by the Company.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, as heretofore defined. The Board may however delegate essentially ministerial functions of the administration, and references hereinafter to the "Administrator" with respect to such functions may refer either to the Board or to its delegee. The interpretation of or construction of the Administrator shall be conclusive and binding on all persons.

         4. NUMBER OF SHARES TO BE OFFERED. The maximum aggregate number of shares which shall be offered under the Plan, for the period commencing February 26, 2003 and concluding January 31, 2008, shall be 50,000 shares of Stock, subject to adjustment as set forth in Section 10. In the event that any Option granted under the Plan expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option shall again be subject to an Option under the Plan.

5.       ELIGIBILITY AND PARTICIPATION.

(a) INITIAL PARTICIPATION. An Eligible Employee may become a Participant on the Offering Commencement Date by delivering to the Company's payroll office an enrollment form, authorizing payroll deductions as hereinafter set forth, within such time as the Administrator shall determine; absent a contrary determination by the Administrator such forms shall be submitted not less than ten (10) days prior to the Offering Commencement Date. An Eligible Employee who did not enroll in the Plan at the Offering Commencement Date, or a person who becomes an Eligible Employee after an Offering Commencement Date, may enroll in the Plan for the remainder of the Offering Period as of the beginning of the next Interim Offering Period, by submitting an enrollment form prior to the commencement date of such Interim Offering Period.

(b) CONTINUED PARTICIPATION. A Participant shall automatically participate in each successive Offering Period (including Interim Offering Periods) until such time as such Participant withdraws from the Plan as set forth below. A Participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan.

(c) PAYROLL DEDUCTION. The Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Stock pursuant to the Plan, which percentage may be any percent up to 10% of the Participant's Compensation. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Administrator at the Company's payroll office at any time prior to the last day of any Interim Offering Period for which such change is to be effective; provided, however, that the Administrator may limit the number of such changes that may be made in any Offering Period. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions within such time as the Administrator shall determine; absent a contrary determination by the Administrator that time shall be at least ten (10) days prior to the Offering Commencement Date for such subsequent Offering Period.

    By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock that can be purchased with the amount of the Participant's Compensation that is withheld during and at the end of the Offering Period.

(d) PURCHASE PRICE. The Purchase Price for each share of Stock to be purchased under the Plan shall be eighty-five percent (85%) of the Fair Market Value of such share on either (i) the Offering Commencement Date (or the date of entry as a Participant in the Plan for later-enrolling or re-enrolling employees) or (ii) the last day of each Interim Offering Period, whichever is less.

(e) CONTRIBUTIONS. The Purchase Price of the Stock shall be accumulated by payroll deductions throughout the Offering Period, which shall be applied automatically to purchase Stock at the Purchase Price at the end of each Interim Offering Period. Payroll deductions shall commence on the first payday following the Offering Commencement Date (or, in the case of a later-enrolling or re-enrolling employee, on the first payday following the commencement of the applicable Interim Offering Period) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(f) EFFECT OF LEAVE OF ABSENCE. During a Company-approved leave of absence on diminished (or no) compensation, a Participant may, for such period as the Board shall deem reasonable (which in no event shall be for a period longer than ninety (90) days unless the Participant's reemployment rights after the leave of absence are guaranteed by law), continue as a Participant in the Plan, at his or her previous level of participation, by making cash payments to the Company on his or her normal paydays in an amount equal to the difference between the amount of his or her regular payroll deductions taken while regularly employed by the Company and the amount of the payroll deduction taken while on such leave of absence. Failure to pay any installment within ten (10) days after the payday on which it is due shall be treated as an election by the Participant to reduce his or her participation in the Plan to the reduced level represented by the payroll deductions then in effect or, if there are none then being taken, as an election to withdraw from the Plan.

(g) PURCHASE OF STOCK. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account. No interest shall accrue on any such payroll deductions. As of the last day of each Interim Offering Period the amount then in the Participant's Plan Account will be divided by the Purchase Price and the amounts in the Participant's Plan Account and shall be used to purchase the number of whole shares of Stock which result. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of each Interim Offering Period. Any amount remaining in the Participant's Plan Account at the end of an Interim Offering Period (other than the final Interim Offering Period of an Offering Period) after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant, shall be retained in the Plan Account for use in the next Interim Offering Period. Any amount remaining in the Participant's Plan Account at the end of an Offering Period, after deducting the amount of the Purchase Price for the number of whole shares to be issued to the Participant, shall be refunded to the Participant, in cash, without interest.

(h) WITHDRAWAL; RE-ENTRY. A Participant may elect to withdraw from participation in the Plan at any time up to the last day of an Interim Offering Period by filing the prescribed form with the Administrator or the Company's payroll office. At the time of withdrawal the amount then credited to the Participant's Plan Account (and not previously applied to the purchase of Stock) will be refunded to the Participant, in cash, without interest, and the Participant's participation in the Plan shall forthwith terminate. A Participant who voluntarily elects to withdraw from the Plan may not resume participation in the Plan until after the expiration of one complete Interim Offering Period, or, for Participants subject to Section 16 of the Securities and Exchange Act of 1934, two complete Interim Offering Periods (six (6) months); re-enrollment shall be made in the same manner as set forth in subsection (a) of this Section 5 for initial participation in the Plan.

(i) PRO RATA ALLOCATION. In the event that the aggregate number of shares of Stock which all Participants elect to purchase during a Interim Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the sum of the number of shares the Participant has elected to purchase and the denominator of which is the sum of the number of shares which all Participants have elected to purchase.

         6. EFFECT OF TERMINATION OF EMPLOYMENT: LOSS OF ELIGIBILITY. Termination of a Participant's employment for any reason, including retirement, disability, or death, or the failure of a Participant to remain an Eligible Employee, shall be treated as a withdrawal under the Plan. In the event of a Participant's death, a refund of sums then remaining in the Participant's Plan Account shall be paid, in cash, without interest, to the representative of the Participant's estate. A Participant deemed to have withdrawn under this Section 6 for a reason other than death may elect to have the sum then remaining in his or her Plan Account retained in the Plan until the end of the Interim Offering Period then in progress (provided that it will occur within three (3) months of the date of the withdrawing Participant's termination of employment) for the purchase of Stock at the end of that Interim Offering Period. After deducting the amount of the Purchase price for the number of whole shares to be issued to the Participant, any amount remaining in the Participant's Plan Account shall be refunded to the Participant, in cash, without interest, and the withdrawn Participant's participation in the Plan shall terminate. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be treated as a termination of employment, for purposes of the Plan.

         7. LIMITATION ON STOCK OWNERSHIP. Notwithstanding any provision herein to the contrary, no employee shall be granted an Option to purchase Stock pursuant to Section 5: (i) if such employee, immediately after electing to purchase such Stock, would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if the rights of the employee to purchase Stock under this and all other qualified employee stock purchase plans of the Company (or any Parent or Subsidiary of the Company) would accrue (become exercisable) at a rate that exceeds $25,000 of fair market value of such Stock, determined at the time such right is granted, for each calendar year for which such purchase right is outstanding at any time. For purposes of the percentage limitation of the first limitation of this Section 7, ownership of Stock shall be determined by the attribution rules of Section 425(d) of the Code, and Participants shall be considered to own any Stock which the Participant may purchase under outstanding Options.

         8. OPTIONS NOT TRANSFERABLE. The rights or interests of any Participant in the Plan, or in any Option granted under the Plan, or in any Stock purchase to be made pursuant to the Plan, shall not be transferable, whether voluntarily or involuntarily, and Options may be exercised and Stock purchased only by the Participant. Notwithstanding the foregoing, consonant with provisions of Section 425(c) (2) of the code and with the approval of the Administrator, Stock may be acquired, under the Plan, by the Participant in joint tenancy with another. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as herein permitted, such act shall be treated as a withdrawal from the Plan.

         9. TAX TREATMENT OF PURCHASED SHARES; SHORT-SWING EXPOSURE; HOLDING PERIODS. Section 423(a) of the Code specifies that stock purchased under an employee stock purchase plan such as this Plan must be held by the Participant for: (i) two (2) years after enrollment in the Plan; and (ii) one (1) year after the actual stock purchase. Any disposition of Stock acquired under the Plan within the foregoing holding periods may result in the loss of certain tax advantages to the concerned Participant. Additionally, any disposition of Stock acquired under the Plan, by a Participant who is a person subject to Section 16 of the Securities Exchange Act of 1934, within six (6) months following the acquisition thereof, will presumptively be subject to short-swing liability pursuant to Section 16(b) of said Act.

         10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION, MERGER, LIQUIDATION. In the event of changes in the Company's Stock by reason of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or recapitalization thereof, or as a result of merger, consolidation, reorganization, or liquidation of or involving the Company, the Board shall make appropriate adjustments in the number and class of shares of Stock then subject to the Plan, the number and class of shares of Stock which a Participant will be entitled to receive upon exercise of any outstanding Option, and the price which the Participant shall be required to pay therefore.

In the event of any merger or consolidation of the Company (except with one of its direct or indirect Subsidiaries) or any acquisition of eighty percent (80%) or more of the Company's assets or Stock, the Board may provide for the substitution of new Options for any Options then outstanding under the Plan, or for the assumption by the Company's successor of any such outstanding Options (so long as such substitutions or assumptions are in compliance with the rules regarding substitutions and assumptions of stock options set forth in Section 425(a) of the Code), or for the acceleration of the expiration date of outstanding Options to a date not sooner than ten (10) days after notice to the Participant. Such provisions for the substitution of new Options, the assumption of outstanding Options, or the acceleration of the expiration date shall be binding on the holders of the Options. The determination of the Board as to what adjustment shall be made under this Section shall be binding and conclusive.

         11. NON-ASSURANCE OF EMPLOYMENT. Nothing in the Plan shall be construed to confer on any Participant any right to continue in the employ of the Company, or any Subsidiary, or to limit in any respect the right of the Company, or Subsidiary, to terminate such employment at any time.

         12. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any shares of Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such Participant for shares issued pursuant to the Plan.

         13. NON-LIABILITY. Neither the Company nor the Board nor the Administrator-delegee, nor any member of the Board or the Administrator, shall be liable for any action or determination made in good faith with respect to the Plan, any interpretation thereof or amendment thereto, or any Option granted under it, nor if, notwithstanding the good faith efforts of the foregoing, it is determined for any reason by the Internal Revenue Service or a court of competent jurisdiction, that any Option granted hereunder, intended to qualify under Section 423 of the code, does not qualify.

         14. TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

         15. AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant's then existing right to purchase Stock, to the date of such termination, shall be adversely affected thereby; and provided further that no amendment to the Plan shall be effective unless such amendment is approved by a vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting at a duly called meeting of shareholders held within twelve (12) months before or after the date which such action is taken by the Board, if such amendment would:

(a) Increase the aggregate number of shares of Stock to be issued under the Plan (except as set forth in Section 10);

(b) Materially modify the requirements for eligibility to participate in the Plan;

(c) Extend the term of the Plan;

(d) Alter the Purchase Price formula so as to reduce the price for shares of Stock to be purchased under the Plan;

(e) Otherwise materially increase the benefits accruing to Participants under the Plan; or

(f) Knowingly cause the Plan to fail to meet the requirements of an "employed stock purchase plan" under Section 423 of the Code.

         The Plan shall terminate on January 31, 2008, if it has not been earlier terminated (or extended) pursuant to this Section 14.

         16. EFFECTIVENESS. The effective date of this Plan was February 26, 2003, which is the date of its adoption by the Company's Board of Directors, following which shareholder approval was duly obtained.

                                   APPENDIX B
                       VOTE VIA TELEPHONE OR THE INTERNET
                         IT'S QUICK, EASY AND IMMEDIATE


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. PLEASE NOTE THAT ALL VOTES CAST VIA THE TELEPHONE OR THE INTERNET MUST BE CAST PRIOR TO 5 P.M., MAY 28, 2003. If you wish to change your address or notify the Company that you plan to attend the meeting, please mark the boxes below and return your proxy by mail.

TELEPHONE VOTING

o  There is NO CHARGE for this call.

o On a Touch-tone phone call TOLL FREE 1-877-779-8683, 24-hours per day, seven days a week.

o You will be asked to enter the Control Number that is located above your name and address.

________________________________________________________________________________

OPTION #1:  If you wish to vote as the Board of Directors RECOMMENDS, PRESS 1

              Your vote will be confirmed and cast as you directed.

                                   END OF CALL
________________________________________________________________________________

OPTION # 2:  If you choose to vote on each proposal separately, PRESS 2

                        YOU WILL HEAR THESE INSTRUCTIONS:

Proposal 1: To vote as the Board of Directors RECOMMENDS, PRESS 1; to vote AGAINST, PRESS 2; to ABSTAIN, PRESS 3.

Proposal 2: To vote as the Board of Directors RECOMMENDS, PRESS 1; to vote AGAINST, PRESS 2; to ABSTAIN, PRESS 3.

Proposal 3: To vote as the Board of Directors RECOMMENDS, PRESS 1; to vote AGAINST, PRESS 2; to ABSTAIN, PRESS 3.

              Your vote will be confirmed and cast as you directed.

                                   END OF CALL
________________________________________________________________________________

INTERNET VOTING

         Log on to the Company's transfer agent's Internet voting site at http://www.eproxyvote.com/chln and follow the instructions on your screen.

________________________________________________________________________________

        IF YOU VOTE VIA TELEPHONE OR THE INTERNET, IT IS NOT NECESSARY TO
                        RETURN YOUR PROXY CARD BY MAIL.
________________________________________________________________________________


                              THANK YOU FOR VOTING.

                     ======================================
                                     CHALONE

                                   WINE GROUP
                     ======================================



                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

Dear Shareholder:

Regardless of whether you plan to attend the 2003 Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy card in the enclosed envelope or by voting via telephone or the Internet. Instructions are on the reverse side of this card.

                                                                      Thank you,

                                                   Investor Relations Department


                                      PROXY

                          THE CHALONE WINE GROUP, LTD.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              for the Annual Meeting of Shareholders, May 29, 2003

The undersigned, shareholders(s) of The Chalone Wine Group, Ltd. do(es) hereby appoint the Corporation's Secretary, President and Chairman, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the Annual Meeting of Shareholders of The Chalone Wine Group, Ltd., to be held on May 29, 2003, and at any and all postponements or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF MANAGEMENT'S DIRECTOR-NOMINEES AND "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND "FOR" APPROVAL OF THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

___________                                                          ___________
SEE REVERSE                                                          SEE REVERSE
    SIDE                                                                 SIDE
___________                                                          ___________

                  CONTINUED & TO BE SIGNED ON THE REVERSE SIDE

CHALONE WINE GROUP, LTD.

C/O EQUISERVE TRUST COMPANY, N.A.
P. O. BOX 8694
EDISON, NJ 08818-8694



                              Voter Control Number

                              ____________________

                              ____________________

                Your vote is important. Please vote immediately.
___________________________________     ____________________________________

Vote-by-Internet [icon of computer      Vote-by-Telephone [icon of telephone
                  appears here]                            appears here]

1. Log on to the Internet and go to     1. Call toll-free
   http://www.eproxyvote.com/chln          1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number      2. Enter your Voter Control Number
   listed above and follow the easy        listed above and follow the easy
   steps outlined on the secured           recorded instructions.
   website.
___________________________________     ____________________________________


  If you vote over the Internet or by telephone, please do not mail your card.




            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


     Please mark
[X]  votes as in
     this example.


1. ELECTION OF DIRECTORS
   Nominees: (01) John Diefenbach,      2. Proposal to ratify the appointmen of
   (02) Marcel Gani, (03) Mark A.          Moss-Adams LLP as the Company's
   Hojel, (04) Yves-Andre Istel,           independent auditors for the year
   (05) C. Richard Kramlich, (06)          ending December 31, 2003.
   George E. Myers, (07) James H.
   Niven, (08) Phillip M. Plant,           For     Against     Abstain
   (09) Eric de Rothschild, (10)           [ ]       [ ]         [ ]
   Christophe Salin, (11) Thomas B.
   Selfridge                            3. Proposal to approve the Company's
                                           2003 Employee Stock Purchase Plan.

   For               Withheld              For     Against     Abstain
   All      [ ]      From All  [ ]         [ ]       [ ]         [ ]
   Nominees          Nominees

   [ ]_____________________________
   If you wish to withhold authority
   to vote for any individual
   nominee(s), write such nominee(s)
   name on the line above.

                                        MARK HERE FOR ADDRESS CHANGE AND
                                        NOTE AT LEFT                     [ ]

                                        (This Proxy should be marked, dated and
                                        signed by the shareholder(s) exactly as
                                        his or her name appears hereon and
                                        returned promptly in the enclosed
                                        envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both shareholders should sign.)



Signature:_________________________     Date:_______________________________


Signature:_________________________     Date:_______________________________